SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 13, 1999

                                 PATHNET, INC.
                                 -------------
             (Exact name of registrant as specified in its charter)


          Delaware                     333-52247            52-1941838
          ------------------------------------------------------------
  (State or other jurisdiction     (Commission File       (IRS Employer
     of incorporation)                 Number)         Identification Number)


                               1015 31st Street NW
                              Washington, DC  20007
                              --------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (202) 625-7284

Item 5.   Other Events

     STRATEGIC FIBER AGREEMENT

     On April 13, 1999, the Company announced a strategic agreement with Worldwide Fiber USA (formerly known as Pacific Fiber Link, LLC) to construct a multi-conduit fiber-optic network between Chicago, Illinois and Denver, Colorado with a total projected cost for the project in excess of $100 million.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits:

               10.1 Agreement dated March 31, 1999 between the Company and Pacific Fiber Link, LLC. *

               10.2 Marketing agreement dated March 31, 1999 between the Company and Pacific Fiber Link, LLC. *

               99.1 Press release on strategic agreement between Pathnet and Worldwide Fiber.


 * - Portions of this document have been omitted pursuant to a request for confidential treatment.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PATHNET, INC.


Dated: April 14, 1999               By: /s/ Michael A. Lubin
                                     ------------------------
                                     Name: Michael A. Lubin
                                     Title:  Vice President, General Counsel and
                                               Secretary

                                  EXHIBIT INDEX

                                  PATHNET, INC.

                           Current Report on Form 8-K


   Exhibit No.          Description
   -----------          -----------
       10.1             Agreement dated March 31, 1999 between the Company and
                        Pacific Fiber Link, LLC. *

       10.2 Marketing agreement dated March 31, 1999 between the Company and Pacific Fiber Link, LLC. *


       99.1 Press Release - Pathnet Announces strategic agreement with Worldwide Fiber.

        * - Portions of this document have been omitted pursuant to a request for confidential treatment.